Exhibit 99.2

Rexford Industrial Highlights Strategic and Financial Priorities to Enhance Shareholder Value

Reformed Capital Allocation Framework

Commitment to Operating Company at a Reduced G&A Level that Drives Efficiency and Results

Adding New Independent Director by End of 2025

Announcements Follow Constructive Engagement with Elliott Investment Management

Company Separately Announced COO Laura Clark to Become CEO
as Part of Leadership Succession Plan

Los Angeles, California — November 18, 2025 — Rexford Industrial Realty, Inc. (the "Company" or "Rexford Industrial") (NYSE: REXR), a real estate investment trust focused on creating value by investing in and operating industrial properties throughout infill Southern California, today outlined the Company’s strategic and financial priorities and actions underway to drive long-term value for shareholders.

“I am committed to a reformed capital allocation strategy that aligns with market conditions and our cost of capital, with a clear focus on maximizing risk-adjusted returns and our per-share NAV,” said Laura Clark, Chief Operating Officer and incoming Chief Executive Officer of Rexford Industrial. “Our near-term priority is maximizing returns through a programmatic disposition strategy that strengthens the quality of our future cash flows and recycles capital into high-yielding repositioning projects and share repurchases. Furthermore, future repositioning and development projects, and acquisitions are being reevaluated through revamped, rigorous underwriting criteria to ensure these opportunities align with our current cost of capital and market dynamics. I am also committed to improving our operating margins through reduced G&A and additional operating efficiencies across the organization. I am confident that this reformed approach will strengthen Rexford Industrial’s cash flows and drive shareholder value.”

“We commend Rexford Industrial for taking today’s decisive actions, including the announced CEO transition and other tangible steps to improve operational efficiency, refocus capital allocation and enhance governance and oversight,” said Marc Steinberg, Partner at Elliott. “As one of the Company’s largest investors, we believe these bold actions position Rexford Industrial well for this next stage in its evolution. We appreciate the collaborative discussions we’ve had with management and the Board, and we believe the Company is on a trajectory to deliver significant long-term value for shareholders.”

Rexford Industrial is committed to optimizing shareholder returns by prioritizing strong risk-adjusted returns, while maintaining a flexible, investment-grade-rated balance sheet, which will drive FFO per share and net asset value per share growth.

•Selectively reposition assets and reduce exposure to ground-up development: The Company will continue to implement its value creation strategy of selectively repositioning assets to generate strong incremental returns and steady cash flows. The development pipeline is being reevaluated to focus on the highest-return opportunities that meet rigorous return thresholds, thereby reducing exposure and mitigating risks associated with market conditions, downtime of cash flow and future capital requirements. Current options under review include selling the asset, postponing construction or proceeding with the development.

•Accretive capital recycling: Through a programmatic disposition program, the Company will evaluate the sale of underperforming or fully-valued assets and reinvest proceeds into opportunities with higher risk-adjusted returns. In addition to select repositioning and development opportunities, potential capital uses include share repurchases and debt repayment.

•Benchmarking investment opportunities: Future investment opportunities — both repositioning and development projects, and acquisitions — will be benchmarked against the risk-adjusted returns from share repurchases. The Company will thoroughly evaluate opportunities to increase per-share NAV through accretive repurchases when its shares trade at a meaningful discount to the underlying value of its assets.

•Disciplined balance sheet management: Rexford Industrial continues to target a leverage ratio of 4.0x to 4.5x on a Net Debt to EBITDA basis, which is expected to allow the Company to maintain its investment-grade rating, secure favorable borrowing terms and retain access to multiple sources of capital.

•Enhanced cost framework to drive significant G&A savings: Rexford Industrial is committed to operating at a G&A level that drives optimal efficiency and positions the business for long-term growth. In 2025, the Company implemented several cost-reduction initiatives. These included a reduction in force, an organizational restructuring and other cost-cutting initiatives resulting in significant G&A savings. Looking forward to 2026, the Company expects to realize an additional $20 million to $25 million of net G&A savings following the CEO leadership transition at the end of the first quarter. Full year 2026 G&A is projected to be in the range of $57 million to $62 million. These savings are expected to reduce G&A as a percentage of revenues to below the Industrial REIT peer average of 6.2%. The Company will continue to evaluate opportunities to lower costs and enhance operational efficiency, further reducing G&A as a percentage of revenues over time.

Board of Directors Updates

Rexford Industrial also announced that it will add a new independent director to its Board of Directors by the end of 2025, following constructive engagement with Elliott Investment Management. With this appointment, the upcoming retirements of Howard Schwimmer and Michael Frankel and the addition of incoming CEO Laura Clark to the Board, which was announced in a separate press release issued today and is described further below, the Rexford Industrial Board will be composed of seven directors following the Company’s upcoming 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”).

Leadership Transition

In a separate press release issued today, the Company announced that the Rexford Industrial Board of Directors has initiated its leadership succession plan under which Laura Clark, Rexford Industrial’s COO, will serve as CEO effective April 1, 2026. Ms. Clark was appointed as a member of the Company’s Board effective November 17, 2025. Ms. Clark will succeed Mr. Schwimmer and Mr. Frankel, both of whom will depart from their roles as Co-CEOs effective March 31, 2026. Mr. Schwimmer and Mr. Frankel will continue to serve as directors on the Board until their terms expire at the Company’s 2026 Annual Meeting.

Advisors

JP Morgan and BofA Securities are serving as financial advisors to Rexford Industrial, and Sidley Austin LLP is serving as its legal advisor. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to the Company.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of September 30, 2025, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 420 properties with approximately 50.9 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” "redicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. A number of factors could impact the Company's ability to deliver results in line with expectations for G&A and G&A as a percentage of revenue for 2026, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, changes in occupancy levels and rental rates, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contacts

Michael Fitzmaurice
Chief Financial Officer
(714) 735-7554
mfitzmaurice@rexfordindustrial.com

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com